                      ARTICLES OF AMENDMENT

                               OF

                  ALLIANCE WORLD RESERVES, INC.

                      changing its name to

                ALLIANCE WORLD INCOME TRUST, INC.



         ALLIANCE WORLD RESERVES INC. a Maryland corporation

having its principal office in the State of Maryland in Baltimore

City, Maryland (hereinafter called the "Corporation"), hereby certifies that:

         FIRST:    The charter of the Corporation is hereby

amended by striking out Article SECOND of the articles of

incorporation and inserting in lieu thereof the following:

              "SECOND: The name of the corporation
         (hereinafter called the "Corporation") is Alliance
         World Income Trust, Inc."

         SECOND: The foregoing charter amendment was advised by a

majority of the entire Board of Directors and approved by the sole stockholder of the Corporation.




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         IN WITNESS WHEREOF, Alliance World Reserves, Inc. has

caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on

November   , 1990.

                             ALLIANCE WORLD RESERVES, INC.

                             By:  /s/ David H. Dievler
                                 ___________________________
                                 David H. Dievler
                                 Chairman

Attest:


/s/ Edmund P. Bergan, Jr.
___________________________
Edmund P. Bergan, Jr.
Secretary


         The UNDERSIGNED President of Alliance World Reserves,

Inc. who executed on behalf of said Corporation the foregoing

Articles of Amendment of which this certificate is made a part,

hereby acknowledges in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge,

information and belief all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                 /s/ David H. Dievler
                                 ___________________________
                                 David H. Dievler
                                 President






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